Exhibit 10.2

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) dated as of August 31, 2011 by and between Inksure Technologies Inc., a Delaware corporation with its principal business address at 589 Fifth Avenue, Suite 401, New York, New York 10017, USA (the “Company”) and Dr. Haim Kaplan, an Israeli citizen with an address at 31 Shmuel Tamir St., Tel Aviv, 69637, Israel (“Kaplan”).

WHEREAS, Kaplan is a shareholder of the Company; and,

WHEREAS, in connection with a certain Subscription Agreement dated as of January 25, 2010, the Company issued to Kaplan a total of four hundred thousand (400,000) shares of common stock of the Company par value $.01 per share (the “Shares”); and

WHEREAS, the Shares held by Kaplan are “Restricted Stock”, as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), and as such cannot be disposed by him without complying with the requirements of Rule 144, or other applicable exemption, and

WHEREAS, in order to obtain liquidity, Kaplan desires to: (i) sell the Shares back to the Company, and (ii) provide and accept a mutual release in the form provided herein, all under the terms and subject to the conditions of this Agreement; and

WHEREAS, the Company desires to: (i) repurchase the Shares from Kaplan, and (ii)  to provide and accept a mutual release in the form provided herein, all under the terms and subject to the conditions of this Agreement; and

WHEREAS, the board of directors of the Company (the “Board”) resolved that the repurchase of the Shares, under the terms and conditions of this Agreement, is fair and in the best interests of the Company and its shareholders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Sale and Repurchase of Shares. On the basis of the representations, warranties, covenants and agreements set forth herein, at the Closing (as defined below) Kaplan will sell back to the Company, and the Company will repurchase from Kaplan, a total of four hundred thousand (400,000) shares of common stock of the Company, par value $.01 per share, at a price of seven and one-half cents ($.075) per share, for a total consideration of thirty thousand dollars ($30,000) (the “Purchase Price”).

2.	Closing.

2.1.
Time and Place of the Closing. The closing of the transactions contemplated hereby shall be held remotely via the exchange of documents and signatures, three (3) business days after all closing conditions set forth in Section 2.2 below have been satisfied, or at such other time and place as the Parties shall mutually agree upon (the “Closing”). Notwithstanding the foregoing, if the Closing does not take place within ninety (90) days following the execution date of this Agreement, this Agreement shall terminate and shall be of no further force and effect, unless otherwise agreed between the Company and Kaplan in writing.

2.2.
Conditions to Closing. At the Closing, the following transactions shall occur simultaneously (no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered):

2.2.1.	The parties shall have duly executed and delivered a share transfer deed in connection with the purchased Shares, substantially in the form attached hereto as Schedule 2.2.1;

2.2.2.	Kaplan shall have delivered to the Company the stock certificate(s) issued in his name with respect to all of the Shares, together with duly executed stock powers with respect to all of the shares;

2.2.3.	Company shall pay the Purchase Price to Kaplan by wire transfer, banker’s check, or such other form of payment as is mutually agreed by the Company and Kaplan;

2.2.4.	Each Party shall have secured all permits, consents, corporate approvals and authorizations necessary or required for such party to consummate the transactions contemplated hereunder;

2.2.5.
The Company shall perform a simultaneous closing for the sale and purchase of eight hundred thousand (800,000) shares of common stock of the Company from Mr. Yaron Meerfeld under terms substantially similar to the terms hereof, with required changes resulting from the fact that Mr. Meerfeld was a former officer and director of the Company;

2.2.6.	All representations and warranties made by the parties in Sections 3 and 4 shall be true and correct as of the Closing; and

2.3.
The share transfer deed and stock certificate referred to above shall be delivered to Company’s counsel at Closing, to be held in escrow and released to the Company only upon payment of the Purchase Price as set forth in Section 2.2.3 above. In the event that Purchase Price is not received within three (3) days from the date on which the share transfer deed and stock certificate were provided to Company’s counsel, such documents will be returned to Kaplan.

3.	Kaplan’s Representations and Warranties. Kaplan hereby acknowledges, represents and warrants to the Company as follows:

3.1.	Kaplan has all requisite power and authority to execute, deliver and perform his obligations under this Agreement and to consummate the transactions contemplated hereby;

3.2.	this Agreement has been duly and validly executed and delivered by Kaplan and constitutes the legal, valid and binding obligation of Kaplan, enforceable against him, in accordance with its terms;

3.3.
the execution, delivery and performance of this Agreement by Kaplan, does not conflict with, or violates any law, rule, regulation, order, judgment, decree, contract or agreement applicable to Kaplan, or by which any of his properties (including the Shares) are bound or affected;

3.4.
no consent, approval, waiver, license or authorization or other action of filing with any governmental authority or third party is required to be obtained, filed or taken by Kaplan, in connection with the execution, delivery and performance by Kaplan of this Agreement, that has not been or will not have been obtained by Kaplan prior to the Closing; Kaplan, alone, has good and valid title to the Shares, free and clear of any and all third parties’ claims, demands, ownership rights, liens, pledges, charges, encumbrances and security interests, and upon delivery by Kaplan to the Company of the certificates representing the Shares, and consummation of the Closing in accordance with Section 2.3 above, Kaplan shall have transferred to the Company good and valid title to the Shares, free and clear of any and all claims, demands, ownership rights, liens, pledges, charges, encumbrances and security interests.

3.5.
Kaplan has sufficient knowledge and experience in financial and business matters to make him capable of understanding and evaluating the merits and risks involved with the transactions contemplated by this Agreement; the terms and conditions of this Agreement, including, without limitation, the Purchase Price (per share and in the aggregate), are fair towards Kaplan, in light of the circumstances.

4.	Company’s Representations and Warranties. Company hereby acknowledges, represents and warrants to Kaplan as follows:

4.1.	Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby;

4.2.
this Agreement has been duly and validly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against it, in accordance with its terms. All corporate action on the part of the Company and its officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the transactions contemplated hereby has been (or will be) taken prior to the Closing;

4.3.
the execution, delivery and performance of this Agreement by Company, does not conflict with, or violates any law, rule, regulation, order, judgment, decree, contract or agreement applicable to Company, or by which any of its properties (including the shares of common stock) are bound or affected;

4.4.
no consent, approval, waiver, license or authorization or other action of filing with any governmental authority or third party is required to be obtained, filed or taken by Company, in connection with the execution, delivery and performance by Company of this Agreement, that has not been or will not have been obtained by Company prior to the Closing;

4.5.
Company has sufficient knowledge and experience in financial and business matters to make it capable of understanding and evaluating the merits and risks involved with the transactions contemplated by this Agreement; the terms and conditions of this Agreement, including, without limitation, the Purchase Price (per share and in the aggregate), are fair towards Company, in light of the circumstances.

5.
Release. Subject to the consummation of the Closing, for good and valuable consideration, including, without limitation the liquidity afforded to Kaplan through the repurchase of the Shares, each of Kaplan and the Company hereby releases and forever and irrevocably waives each and every claim, demand or request that it currently has or had from the beginning of time through the date of the Closing, against the other party or any of its subsidiaries, shareholders, directors, officers, employees, or agents, and any of its or their affiliates (with respect to each released party, the “Released Persons”), in connection with Kaplan’s ownership of the Company’s shares, or any other engagement between the parties prior to the date of the Closing. Each party agrees and acknowledges that neither this Release nor the performance hereunder constitutes an admission by the other party of any violation of any law or regulation, or any breach of any contract or any other wrongdoing of any type.

6.
Indemnification. Each party shall indemnify and hold harmless the other party and its subsidiaries, shareholders, directors, officers, employees, or agents, and any of its or their affiliates (with respect to each indemnified party, the “Indemnified Persons”), from and against any and all costs or expenses suffered by the Indemnified Persons in connection with any demand, claim or other legal action which will be filed by such party or any third party on his behalf, against the other party’s Indemnified Persons, with regard to the subject matters set forth in this Agreement.

7.
Entire Agreement.  This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, between the parties.  Neither party made any representations or promises to the other party regarding the meaning or implication of any provision of this Agreement other than as stated herein.

8.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Israel without regard to its conflict of laws principles.

9.
Arbitration; Jurisdiction. Should any party raise any claims or demands against the other party in connection with this Agreement, such dispute shall be settled by arbitration in accordance with the International Chamber of Commerce (“ICC”) Arbitration Rules as at present in force and shall be held at London, England by one arbitrator. The appointing authority shall be the ICC acting in accordance with the Rules adopted by the ICC for this purpose.

10.
Confidentiality. Except to the extent required by any applicable law, including, without limitation, disclosure required under U.S. securities laws and regulations, the parties agree to maintain the existence and contents of this Agreement in strict confidence and not to disclose them to any third party. Notwithstanding the foregoing, the form of public disclosure(s) required to be published by the Company or Kaplan on account of the consummation of the transactions contemplated hereby is attached hereto as Schedule 10.

11.
Notices.  Any notice required or given with respect to this Agreement shall be valid and effective when delivered (i) by registered or U.S. post office stamped certified mail, (ii) by a nationally recognized overnight air courier, or (iii) by hand, in all cases to the parties respective addresses as provided in the first paragraph of this Agreement. Any party hereto may change such address by notice given at least fifteen (15) days in advance to the other party in accordance with this Section.

12.	Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, heirs, legal representatives and assigns.

13.	Amendment. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto.

14.
No Waiver.  The failure of a party at any time or times to require performance of any provisions hereof shall in no manner be deemed to affect that party’s right at a later time to enforce the same.  No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement. Nothing in this agreement shall derogate or adversely affect Kaplan’s rights as a stockholder of the Company on account of shares of common stock held by him following the Closing, whether held prior to the date hereof or subsequently purchased.

15.
References and Headings.  Reference to this Agreement herein shall include any amendments or renewals hereof.  The headings in this Agreement are solely for the convenience of the parties, and are not intended to and do not limit, construe or modify any of the term and conditions hereof.

16.
Unenforceability.  If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and only to the extent such provision shall be held to be invalid or unenforceable and shall not in any way affect the validity or enforceability of the other provisions hereof, all of which provisions are hereby declared severable, and this Agreement shall be carried out as if such invalid or unenforceable provision or portion thereof was not embodied herein.

17.	Counterparts. This Agreement may be executed in counterparts, and by facsimile, each of which shall be considered an original, and all of which together shall constitute one and the same agreement.

18.
Further Assurances.  The parties hereto will execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

INKSURE TECHNOLOGIES, INC.

By:	/s/ Tal Gilat	/s/ Haim Kaplan
Name: Tal Gilat		DR. HAIM KAPLAN
Title: President and Chief Executive Officer

Schedules to Stock Purchase Agreement

Schedule 2.2.1 – Share Transfer Deed

For value received, the undersigned, Dr. Haim Kaplan (Israeli ID Number: 003136504), an Israeli citizen, residing at 31 Shmuel Tamir St., Tel Aviv, 69637, Israel (the “Seller”) hereby sell, assign, convey, relinquish and transfer unto Inksure Technologies Inc., a Delaware corporation, with its principal business address at 589 Fifth Avenue, Suite 401, New York, New York 10017, USA (the “Corporation”), four hundred thousand (400,000) shares of common stock of the Corporation, par value $.01 per share (the “Shares”), represented by Stock Certificate(s) No. 2223, which Stock Certificate(s) are enclosed herewith, and do hereby irrevocably constitutes, appoints and authorizes each and every authorized officer of the Corporation with full power of attorney and substitution with respect to the said Shares, to transfer, re-assign, convey or cancel the said Shares on the books and records of the Corporation.

/s/  Haim Kaplan                                                                            Date: August 31, 2011
Dr. Haim Kaplan

Authentication

The undersigned, Ohad Mamann, Adv. (Reg. No. 46271), hereby confirms that on August 31, 2011, appeared before me Dr. Haim Kaplan, who is known to me personally and who identified himself by Israeli ID (Number 003136504), and in my presence signed the above share transfer deed.

/s/ Ohad Mamann, Adv                                             Date: August 31, 2011
Ohad Mamann, Adv.

Schedule 10 – Required Disclosures

Form 8-K – To be filed by the Company, substantially in the form attached hereto.